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                                                                   EXHIBIT 10.6
                              SERVICES AGREEMENT

     This Services Agreement is made as of December 31, 1998, by and between Xyvision, Inc., a Delaware corporation ("Xyvision"), and Xyvision Enterprise Solutions, Inc., a Delaware corporation ("XES").
                                  WITNESSETH:

     WHEREAS, Xyvision and XES have entered into a Contribution and Assumption Agreement of equal date herewith (the "Contribution Agreement") which contemplates the contribution, transfer, assignment and delivery to XES of substantially all of the assets and certain of the liabilities of the publishing business of Xyvision (the "Contribution"); and

     WHEREAS, each of Xyvision and XES wishes to provide for an orderly and efficient Contribution; and

     WHEREAS, the successful operation of Xyvision's post-Contribution business will require the performance of certain administrative services which Xyvision has previously provided itself and XES is willing to provide to Xyvision;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SERVICES

  1.1. Services to be Made Available. In accordance with the terms and provisions of this Agreement, XES agrees to perform for Xyvision the services described in the Annexes hereto (collectively, the "Services"), which Annexes may be amended, and additional Annexes may be added, from time to time by mutual agreement of the parties hereto, in the amounts and to the extent specified with respect to each such Service in the applicable Annex.

  1.2. Fees for Services. Xyvision agrees to pay to XES a fee for each of the Services as specified in the applicable Annex hereto.

     Not more often than once per fiscal month, XES shall forward to Xyvision invoices for the Services listing the Services provided hereunder and listing the fees for such Services, setting forth in reasonable detail the calculation of the amounts charged. Invoices for Services provided for partial fiscal months and relating to Services for which the fees are to be calculated on a monthly basis shall be based upon (a) the number of business days during which Services were provided, divided by (b) the number of business days in such fiscal month. Within fifteen days of receiving an invoice, Xyvision shall pay to XES the amount invoiced unless it shall in good faith dispute the types and/or amounts of Services set forth on such invoice as having been provided during the period covered by such invoice. In the event of such good faith dispute, Xyvision shall pay the fees set forth on such invoice for all Services the amounts of which are not in dispute and the parties hereto agree to use their respective best efforts to resolve such dispute within ten days. If such dispute is not resolved within ten days, either party hereto may seek binding arbitration of such dispute in accordance with the provisions of Section 3.8 hereof. With respect to any task that XES agrees to perform hereunder, XES shall, at Xyvision's request, inform Xyvision of the person(s) who are expected to perform such tasks, hourly rates applicable thereto and an estimate of the time such tasks will require to complete.

       1.3. Term of Agreement. This Agreement shall become effective as of the date of the Contribution (the "Contribution Date") and shall terminate with respect to each Service on the date specified for such Service in the applicable Annex hereto.

       1.4. Timely Performance and Cooperation. XES shall use all reasonable efforts in the timely performance of the Services and Xyvision shall use all reasonable efforts to cooperate with XES in connection with the provision of the Services.

2. REPRESENTATIONS AND WARRANTIES.

     As an inducement to enter into this Agreement, each party represents to and agrees with the other that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;


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          (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

(c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be affected by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3. OTHER TERMS AND PROVISIONS

     3.1. Independent Contractor Status. XES shall perform all services under this Agreement as an "independent contractor" and not as an agent of Xyvision. XES is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of Xyvision or to bind Xyvision in any manner.

     3.2. Limitation of Liability and Reimbursement. Neither XES, nor any of its officers, employees, agents or affiliates (including its attorneys and accountants), shall in any event be liable for any damages, including but not limited to loss of profits or revenue, which arise out of XES' (or any such officer's, employee's, agent's or affiliate's) performance or failure to perform any of its obligations under this Agreement, other than those damages caused by XES' (or such person's) willful misconduct or gross negligence. Xyvision hereby agrees to indemnify XES and hold XES harmless for all costs (including attorneys' fees) and damages incurred by XES to third parties as a result of the provision by XES pursuant to this Agreement of the Services, other than costs or damages incurred by XES as a result of its willful misconduct or gross negligence. Notwithstanding any other provision of this Agreement, XES shall under no circumstances have any liability or responsibility for Xyvision's compliance with any law or regulation, including but not limited to any law or regulation relating to securities.

     3.3. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     3.4. Assignment. Except by operation of law or in connection with the sale of all or substantially all the business or assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by XES and Xyvision and their respective successors and permitted assigns.

     3.5. Further Assurances. Subject to the provisions hereof, each of XES and Xyvision shall make, execute, acknowledge and deliver such other agreements, documents or instruments and take or cause to be taken such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of XES and Xyvision shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, or other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

     3.6. Parties in Interest. Nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person or entity other than XES and Xyvision and their respective successors and permitted assigns.

     3.7. Waivers, Etc. No failure or delay on the part of XES or Xyvision in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by XES or Xyvision therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom such modification or waiver is asserted and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given.


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     3.8. Arbitration. Each party hereto may refer any dispute arising under this Agreement or the matters contemplated hereby (including without limitation the fees for Services provided hereunder) to binding arbitration in the Commonwealth of Massachusetts under the commercial arbitration rules of the American Arbitration Association before a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators or, if they are unable to agree, by the American Arbitration Association. Any award made in such arbitration may be enforced in any court of competent jurisdiction.

     3.9. Confidentiality. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information which (a) at the time of disclosure was in the public domain not as a result of acts by the receiving party, (b) was in the possession of the receiving party at the time of disclosure, or (c) was received by the receiving party from a third party that does not require the receiving party to maintain the confidentiality of such information, and that is not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to such information.

     3.10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the provisions of Services from XES to Xyvision.


     3.11. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     3.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     3.13. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without regard to any choice or conflict of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.


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     IN WITNESS WHEREOF, the parties have caused this Services Agreement to be duly executed as of the day and year first above written.


             XYVISION, INC.



                         /s/ Kevin J. Duffy
                          ---------------------
                         Name: Kevin J. Duffy
                         Title: President
                         XYVISION ENTERPRISE SOLUTIONS, INC.



                         /s/ Wendy Darland
                          ---------------------
                         Name: Wendy Darland
                         Title: Vice President


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